Exhibit 10.1

                                    AGREEMENT

     AGREEMENT, dated as of October 20, 2008 (the "Agreement"), by and among., Mecanismo Corp , a Nevada Corporation (the "Purchaser"), and Domark
International, Inc., a Nevada corporation and R. Thomas Kidd, hereinafter collectively the ("Selling Parties".)

                                   BACKGROUND

     The Selling Parties are the beneficial owners of an aggregate of One Hundred Thousand Shares of preferred convertible stock of SportsQuest, Inc. (the "Company") ("Sellers Shares"), convertible into common shares of Company at the rate of 500 shares of common stock for each preferred share and 9,973,397 shares of common stock of Company. The Selling Parties own, in the aggregate, approximately 94% of the issued and outstanding capital stock of the Company, fully diluted, as of the date hereof.

     At the Closing, as set forth in this Agreement:

     (a) The Selling Parties shall sell and the Purchaser shall acquire from the Selling Parties, the Selling Parties Preferred Shares of Company in exchange for the irrevocable Assignment of that certain Judgment arising from***CASE BC 359831 LOS ANGELES SUPERIOR COURT Veridigm Inc (f/k/a E-Notes Systems Inc (DE) ("the Plaintiff"), against TotalMed Systems, Inc., (The "Defendant") ****and a Promissory Note in the amount of $100,000 to Domark International, Inc.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the adequacy and sufficiency of which are deemed appropriate by the Parties, the Company, the Selling Parties and the Purchaser hereby agree as follows:

1. PURCHASE OF THE SELLER'S SHARES.

     (a) At the Closing, the Selling Parties shall sell, transfer, convey and deliver to the Purchaser the Sellers Shares at the Purchase Price set forth in
Section 1 (b), below.

     (b) The Purchase Price for the Seller Shares being purchased by the Purchaser herein shall be $208,368.49 which is the current unpaid balance including interest and attorney fees of the TotalMed Judgment (the "TotalMed Judgment"), to be transferred to Domark International, Inc, and a Promissory Note for the sum of One Hundred Thousand Dollars due in one installment one year from the closing of this transaction. Said Promissory Note form is attached as
Schedule 1(b).

2. PAYMENT OF LEGAL AND OTHER FEES.

     Each of the parties hereto will pay their own legal and other fees associated with the execution of this transaction.

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3. THE CLOSING.

     (a) General. The closing of the transactions contemplated in Sections 1 through 4 of this Agreement, all of which transactions shall all occur contemporaneously (the "Closing"), shall take place at the offices of the Company, or at such other place and at such other time as the Parties hereto shall mutually agree, or, with the mutual agreement of all of the parties, by exchange of documents among the Parties, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated herein (other than conditions with respect to actions the Parties will take at the Closing itself), but not later than October 21, 2008, or such other date as the Purchaser and the Seller may mutually determine (the "Closing Date").

4. REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES.

     The Selling Parties individually represent and warrant to the Purchaser that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

     (a) The Selling Parties have the power and authority to execute, deliver and perform such Selling Parties obligations under this Agreement and to sell, assign, transfer and deliver to the Purchaser their respective Sellers Shares, as contemplated hereby. No permit, consent, approval or authorization of, or declaration or registration with any governmental or regulatory authority or consent of any third party is required in connection with the execution and delivery by the Selling Parties to this Agreement and the consummation of the transactions contemplated hereby.

     (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Selling Parties will violate or result in a breach of any term or provision of any agreement to which the Selling Parties are bound or is a party, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any of the Seller obligations under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Selling Parties or any of the Selling Parties properties or assets.

     (c) This Agreement has been duly and validly executed by the Selling Parties, and constitutes the valid and binding obligation of Selling Parties, enforceable against Selling Parties in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations, on the availability of equitable remedies.

     (d) The Selling Party Shares are owned beneficially and of record by such Selling Party in the amounts specified and are validly issued and outstanding, or will be issued and outstanding, fully paid for and non-assessable with no personal liability attaching to the ownership thereof, free and clear of all

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liens, charges,  security interests,  encumbrances,  claims of others,  options, warrants, purchase rights, contracts, commitments, equities or other claims or demands of any kind (collectively, "Liens"), and upon delivery of the Seller Shares and the conversion Shares to the Purchaser, the Purchaser will acquire good, valid and marketable title thereto free and clear of all Liens. None of the Selling Parties is a party to any option, warrant, purchase right, or other contract or commitment that could require that Selling Parties to sell, transfer, or otherwise dispose of any of the preferred or common stock of the Company, other than pursuant to this Agreement. Selling Parties are not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any preferred or common stock of the Company.

5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

     (a) The Purchaser is a corporation in good standing duly incorporated in the State of Nevada. The Purchaser is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Purchaser has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on its business. At the Closing, the Purchaser shall have no subsidiaries and shall have no control of other subsidiaries, directly or indirectly, or have a direct or indirect equity participation in other entities.

     (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or compliance with the terms and conditions hereof by the Purchaser will violate or result in a breach of any term or provision of any agreement to which the Purchaser is bound or is a party, or the Purchaser's Certificate of Incorporation or By-Laws, or be in conflict with or constitute a default under, or cause the acceleration of the maturity of any obligation of the Purchaser under any existing agreement or violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser or any of its properties or assets.

     (c) This Agreement has been duly and validly executed by the Purchaser and constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or by limitations, on the availability of equitable remedies.

     (d) The Purchaser's authorized capital stock, as of the date of this Agreement and as of the Closing, consists of 10,000 shares of Common Stock, $1.00 par value per share, of which 10,000 shares are issued and outstanding. The Purchaser has not reserved any shares of its Common Stock for issuance upon the exercise of options, warrants or any other securities that are exercisable or exchangeable for, or convertible into, Common Stock.

All of the issued and outstanding shares of the Purchaser's Common Stock are validly issued, fully paid and non-assessable and have been issued in compliance with applicable laws, including, without limitation, applicable federal and state securities laws.

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There  are no  outstanding  options,  warrants  or other  rights  of any kind to acquire any additional shares of capital stock of the Purchaser or securities exercisable or exchangeable for, or convertible into, capital stock of the Purchaser, nor is the Purchaser committed to issue any such option, warrant, right or security. Except as otherwise provided for in this Agreement, there are no agreements relating to the voting, purchase or sale of capital stock (i) between or among the Purchaser and any of its stockholders, (ii) between or among any Selling Party and any third party, or among the Selling Parties and any of the Purchaser's stockholders.

     (e) The Purchaser`s Certificate of Incorporation or By-Laws do not have any restrictions in place relative to its ability to implement any reverse or forward split of its common stock.

     (f) Purchaser will not have any Liabilities whatsoever at the closing date except as disclosed to Selling Parties at closing.

     (g) There is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding that is pending or threatened against the Purchaser.

     (h) The Purchaser has properly and timely filed all Federal, state and local tax returns and has paid all taxes, assessments and penalties due and payable. All such tax returns were complete and correct in all respects as filed, and no claims have been assessed with respect to such returns. There are no present, pending, or threatened audit, investigations, assessments or disputes as to taxes of any nature payable by the Purchaser, nor any tax liens whether existing or inchoate on any of the assets of the Purchaser. No IRS or foreign, state, county or local tax audit is currently in progress. The Purchaser has not waived the expiration of the statute of limitations with respect to any taxes. There are no outstanding requests by the Purchaser for any extension of time within which to file any tax return or to pay taxes shown to be due on any tax return.

     (i) The Purchaser does not employ any employees and does not maintain any employee benefit or stock option plans, except as may be disclosed to Selling Parties at closing.

     (j) There has not been any event or condition of any character which has adversely affected, or may be expected to adversely affect, the Purchaser's business or prospects, including, but not limited to any adverse change in the condition, assets, liabilities or business of the Purchaser.

     (k) The Purchaser has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of all governmental authorities, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the purchaser alleging any failure so to comply. The Purchaser, nor any officer, director, employee, consultant or agent of the Purchaser has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly

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or  indirectly,  to any  governmental  official,  customer or  supplier  for the purpose of influencing any official act or decision of such official, customer or supplier or inducing him, her or it to use his, her or its influence to affect any act or decision of a governmental authority or customer, under circumstances which could subject the Purchaser or any officers, directors, employees or consultants of the Purchaser to administrative or criminal penalties or sanctions.

     (l) The Purchaser has the authority to transfer the TotalMed Judgment pursuant o the terms and conditions herein.

     (m) The Purchaser is acquiring the Selling Parties Shares for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Purchaser agrees not to sell or otherwise transfer the Seller Shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available and shall promptly file or cause to be filed any and all filings, forms, documents and instruments necessary for the Purchaser to be in compliance with all Federal and state Securities Acts, laws, rules and regulations. The Purchaser has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of acquiring the Selling Parties Shares.

     (n) No representation or warranty by the Purchaser in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

6. REPRESENTATIONS AND WARRANTIES OF THE SELLING PARTIES.

     (a) The Selling parties have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

     (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, compliance by the selling parties with any of the terms and conditions hereof will; violate, or conflict with, or result in a breach of any provision of, or constitute a default under or result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of the selling parties under any of the terms, conditions or provisions of any material note, bond, indenture, mortgage, deed or trust, license, lease, agreement or other instrument or obligation to which he is a party or by which he or any of his properties or assets may be bound or affected or violate any material order, writ, injunction, decree, statute, rule or regulation nor breach or violate any Laws, rules or regulations of the United States, and the rules and regulations promulgated by the SEC, which may be applicable to selling parties or any of its properties or assets, except for such violations which, in the aggregate, are

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immaterial  and do not have any  material  adverse  financial  effect on selling parties.

     (c) This Agreement has been duly and validly executed by the selling parties and constitutes a valid and binding obligation of the selling parties enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting the enforceability of creditor's rights generally or by limitations, on the availability of equitable remedies.

     (d) No permit, consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority or the consent of any third party is required in connection with the execution and delivery by the selling parties of this Agreement and the consummation of the transactions contemplated hereby.

     (e) There is no legal, administrative, investigatory, regulatory or similar action, suit, claim or proceeding that is pending or, to the selling parties knowledge, threatened against the selling parties.

     (f) No representation or warranty by the selling parties in this Agreement, nor in any certificate, schedule or exhibit delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

7. DUE DILIGENCE.

     The selling parties have been furnished with documents and instruments and in addition has conducted its own intensive due diligence investigation relative to the Purchaser and the representations, warranties and covenants of the Purchaser. The Purchaser hereby acknowledges and agrees that it has received all requisite documents and instruments necessary for the Purchaser to have completed its due diligence all of which has been furnished to Purchaser to Purchaser's complete satisfaction within the due diligence period. and all Due Diligence has been complied with. Purchaser is acquiring the shares of the Company from the Selling Parties, fully aware of the financial condition of the Company and its investment interest in Greens Worldwide Incorporated.

8. PAYMENTS AT CLOSING; BROKERS; FINDERS.

     There are no Brokers or Finders involved in this transaction and none of the Parties shall be responsible for the payment of any Brokers or finders' fees other than as specifically set forth herein. Other than the foregoing, none of the Selling Parties nor the Company, nor any of their respective directors, officers or agents on their behalf, have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions

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or financial  advisory services or other similar payment in connection with this
Agreement. The Purchaser has not engaged any Brokers or Finders in connection with this transaction.

9. PRE-CLOSING COVENANTS.

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing Date:

     (a) Each of the Parties has used his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 13 below).

     (b) Form 8-K Filing; Notices and Consents.

          (i) Concurrent with the execution of this Agreement, Domark International, Inc. shall cause a Form 8-K to be filed with the U.S. Securities and Exchange Commission with respect to its having entered into this material definitive agreement and to disclose the material terms set forth in this Agreement. Each of the Parties will (and the Selling Parties will cooperate with Domark International, Inc. to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governmental authorities necessary in order to consummate the transactions contemplated hereby.

          (ii) The Purchaser acknowledges that it may be required to file documents, instruments, financial statements and other disclosure documents in compliance with the Securities Act in order to effect the transaction contemplated by this Agreement.

     (c) Operation of Business. The Selling Parties will not cause or permit the Company to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock except as otherwise expressly specified herein, (ii) issue, sell, or otherwise dispose of any of its capital stock, or grant any options, warrants, preemptive or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock.

     (d) Exclusivity. None of the Selling Parties or the Company shall, directly or indirectly, (i) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of any of the Selling Parties Shares or any capital stock or other voting securities, or any assets (including any acquisition structured as a merger, consolidation, or share exchange) of the Company or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing. None of the Selling Parties will vote the shares of the Company's Preferred Stock held by them in favor of any such acquisition structured as a merger, consolidation, or share exchange.

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10. DOCUMENTS TO BE DELIVERED AT THE CLOSING.

     (a) As to the Selling Parties and the Company:

          (i) The Selling Parties shall deliver to Purchaser, a share certificate representing the Selling Parties Preferred Shares of Company, duly endorsed with Medallion Guarantee affixed, in the amount of 100,000 shares of preferred stock of Company.

          (ii)  The  Selling   Parties  shall   deliver  to   Purchaser,   share
certificates representing 9,973,397 shares of common stock of Company, duly endorsed with Medallion Guarantee affixed.

          (ii) The Company shall deliver the corporate Minute Books, and related corporate documents and instruments contained in the minute books to the Purchaser.

     (b) As to the Purchaser:

          (i) The Purchaser shall deliver a fully executed Promissory Note to Domark International, Inc. or assigns in the amount of One Hundred Thousand Dollars ($100,000) due in one year.

          (ii) The Purchaser shall deliver to the Selling parties, a true and correct Resolution of the Board of Directors of the Purchaser authorizing this Agreement and the transactions contemplated thereby.

          (iii) The Purchaser shall deliver a fully executed Assignment of Judgment by Veridigm against Totalmed Systems, in acceptable form to Domark International, Inc.

11. CONDITIONS TO OBLIGATION TO CLOSE.

     (a) Conditions of Obligation of the Purchaser

     The obligation of the Purchaser to consummate the transactions to be performed by the Purchaser in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) each of the Pre-Closing Covenants set forth above shall have been satisfied;

          (iii) the Selling Parties shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an

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unfavorable  injunction,  judgment,  order, decree,  ruling, or charge would (A)
prevent consummation of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Purchaser to own the Selling Parties Shares and to control the Company, or (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (viii) The Purchaser shall have received the resignations, effective as of the Closing Date, of each officer and Director of the Company, currently
R. Thomas Kidd and Richard Altmann and the appointment of the designee(s) of the Purchaser. In addition, each officer and director shall waive any accrued compensation if any due said officers and directors as of the closing date. Said resignations shall be effective 10 days after the Purchaser files a Form 14f with the Securities and Exchange Commission.

          (ix) Except as otherwise set forth in this Agreement, there shall not have been any occurrence, event, incident, action, failure to act, or transaction which has had or is reasonably likely to cause a material adverse effect on the business, assets, properties, financial condition, results of operations or prospects of the Purchaser;

          (x) The Purchaser has completed its business, accounting and legal Due Diligence review of the Company, and the results thereof are completely satisfactory to the Purchaser;

          (xi) the Purchaser shall deliver to selling parties a Certificate of Good Standing of the Purchaser issued by the Nevada Secretary of State dated no earlier than sixty (60) days prior to the Closing.

          (xii) all actions to be taken by the Selling Parties in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Purchaser; and

     The Purchaser may waive any condition specified in this Section 13(a) at or prior to the Closing in writing executed by the Purchaser.

     (b) CONDITIONS TO OBLIGATION OF THE SELLING PARTIES.

     The obligations of the Selling Parties to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth above shall be true and correct in all material respects at and as of the Closing Date;

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          (ii) each of the Pre-Closing Covenants set forth above shall have been satisfied;

          (iii) the Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (vi) all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Selling Parties.

          (vii) The Purchaser shall have purchased from the Sellers (100,000) shares of the Company's Preferred Stock and 9,973,397 shares of the Company's common stock for which Purchaser shall have paid a promissory Note for $100,000 and an assignment to Domark International, Inc. of a Judgment owned by Veridigm in the amount of $208,368.49 provided for herein.

          (x) The Purchaser shall have procured all of the third party consents required in order to effect the Closing, if applicable.

          (xi) There shall not have been any occurrence, event, incident, action, failure to act, or transaction that has had or is reasonably likely to cause a material adverse effect on the business, assets, properties, financial condition, results of operations or prospects of the Purchaser;

          (xii) The Purchaser shall have delivered resolutions adopted by the Board of Directors of the Purchaser authorizing this Agreement;

          (xiii)  The  Purchaser   shall  deliver  to  the  Selling   Parties  a
Certificate of Good Standing of the Purchaser issued by the Nevada Secretary of State dated no earlier than sixty (60) days prior to the Closing.

          (xiv) all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Company and the Selling Parties.

     The Company and/or the Selling parties may waive, on behalf of each of the Selling Parties any condition specified in this Section at or prior to the Closing in writing executed by the Company and/or the Selling Parties, as the case may be.

12. REMEDIES FOR BREACHES OF THIS AGREEMENT.

     (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties shall survive the Closing hereunder and continue in full force and effect for a period of one (1) year thereafter.

     (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE PURCHASER.

          (i) The Selling Parties shall indemnify the Purchaser from and against any and all claims, liabilities, actions or matters which shall result in monetary damages to the Company for any Federal, state or local taxes of the Company with respect to any tax year or portion thereof ending prior to the Closing Date; and any monetary damages to the Company for any actions by the Selling Parties from the end of the Company's most recent fiscal year to the Closing Date, provided that the Purchaser does not change the fiscal year of the Company at any time, or cause any event to occur which would result in a change of accounting practice or other circumstances so that the liability for any such actions before or on the Closing Date or thereafter can not be readily determined in which event Selling Parties shall not be liable for any damages whatsoever.

          (ii) The Selling Parties shall indemnify the Purchaser from and against any claims, liabilities, actions or matters which result in monetary damages to the Company for actions brought by the SEC against the Selling Parties or any of them in violation of any laws, rules or regulation promulgated by the SEC which occurred prior to the Closing Date.

          (iii) If any third party shall commence an action relating to a Company matter that occurred prior to the Closing, the Purchaser shall notify the Seller Representative on behalf of each and all of the Selling Parties in writing, without delay, setting forth the details of such claim and furnishing the Seller Representative with a copy of any complaint or other moving papers relating thereto, to enable the Selling Parties to defend and respond to such claim or action. The Selling Parties shall indemnify and hold harmless the Purchaser from and against any such claims, liabilities, actions or matters which result in monetary damages against the Company, provided that such action directly relates solely to matters that occurred prior to the Closing and were not caused by the action or inaction of the Purchaser.

     (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF EACH AND ALL OF THE SELLING PARTIES.

          (i) The Purchaser shall indemnify the Selling Parties from and against any and all claims, liabilities, actions or matters which shall result in monetary damages to any or all of Selling Parties and/or the Company (whether or not accrued or otherwise disclosed) for any Federal, state or local taxes of the

Purchaser with respect to any tax year or portion thereof ending subsequent to the Closing Date; and any monetary damages to any or all of the Selling Parties, and/or the Company for any actions by the Purchaser subsequent to the Closing Date.

          (ii) The Purchaser shall indemnify each and all of the Selling Parties from and against any claims, liabilities, actions or matters which result in monetary damages to any or all of them or to the Company for actions brought by the SEC against the Purchaser or the Company in violation of any laws, rules or regulation promulgated by the SEC that occur subsequent to the Closing Date or otherwise relating to Purchaser's actions or inactions or failures of disclosure.

          (iii) If any third party shall commence an action relating to a Company matter that occurs subsequent to the Closing, the Purchaser shall notify the Seller Representative for and on behalf of the Selling Parties in writing, without delay, setting forth the details of such claim and furnishing the Seller Representative with a copy of any complaint or other moving papers relating thereto, to enable the Sellers Representative to defend and respond to such claim or action if necessary. The Purchaser shall indemnify and hold harmless each and all of the Selling Parties from and against any such claims, liabilities, actions or matters which result in monetary damages to any or all of them, provided that such action relates to matters that occur subsequent to the Closing.

13. POST-CLOSING COVENANTS.

     The Parties agree as follows with respect to the period following the Closing.

     (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any of the other Parties may reasonably request, all at the sole cost and expense of the requesting party. The Selling Parties acknowledge and agree that from and after the Closing the Purchaser will be entitled to possession of all reasonably available documents, books, records (including tax records), agreements, and financial data of any sort relating to the Company.

     (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, the other Party will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefore under Section 14 herein).

     (c) The Purchaser covenants and agrees that as reasonably practicable, but no later than sixty (60) days after the Closing Date, to cause the Company to change its name to another unrelated name in the States of Delaware and Florida and not to use the name SportsQuest, Inc. in any entity in any form nor at any time hereafter, hereby acknowledging that the name SportsQuest is owned by Domark.

     (d) Operation of Business. Commencing on the date of this Agreement and up to and including the Closing Date, the Purchaser and the Selling Parties shall not cause or permit the Company to take any action, or enter into any transaction except for ministerial matters necessary to maintain the Company in good standing and to arrange for the filing of all necessary reports required under the Securities Act and the Securities Exchange Act. Without limiting the generality of the foregoing, the Purchaser and/or the Seller will not cause or permit the Company to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) issue, sell, or otherwise dispose of any of its capital stock, or grant any options, warrants, preemptive or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, (iii) make any capital expenditures, loans, or incur any other obligations or liabilities, (iv) enter into any agreements involving expenditures individually, or in the aggregate, of more than $1,000 (v) enter into any agreement or incur any other commitment (vi) otherwise engage in any practice, take any action, or enter into any transaction that is inconsistent with the transactions contemplated hereby, or (vii) assist any person, or agree to assist any person, in taking the actions described in (i) through (vi) of this Provision.

14. TERMINATION.

     Termination of Agreement. The Parties may terminate this Agreement as provided below:

     (a) The Purchaser, the Company and the Selling Parties may terminate this Agreement by mutual written agreement of all of the parties at any time prior to the Closing;

     (b) The Purchaser may terminate this Agreement by giving written notice to the Sellers Representative at any time prior to the Closing if (A) in the event the Selling Parties have breached any material representation, warranty, or covenant contained in this Agreement in any material respect and the Purchaser has notified the Sellers Representative of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach;
(C) if the Closing shall not have occurred by reason of the failure of any condition precedent under Section 13 (a), hereof (unless the failure results primarily from the Purchaser themselves breaching any representation, warranty, or covenant contained in this Agreement).

     (c) The Company and/or the Selling Parties may terminate this Agreement by giving written notice to the Purchaser at any time prior to the Closing (A) in the event the Purchaser has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, and the Company, the Selling Parties as the case may be, have notified the Purchaser of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or (B) if the Closing shall not have occurred by reason of the failure of any condition precedent under Section 13 (b), hereof (unless the failure results primarily from the Company, the Selling Parties themselves breaching any representation, warranty, or covenant contained in this Agreement).

     (d) Except as aforesaid and subject to the provisions of Section 13 above, if this Agreement terminates pursuant to this Section 16, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party, except for any Liability of a Party that is then in breach.

15. MISCELLANEOUS.

     (a) Facsimile Execution and Delivery. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

     (b) Confidentiality; Press Releases and Public Announcements. Except as and to the extent required by law, no Party will disclose or use and will direct its representatives not to disclose or use any information with respect to the transaction that is the subject of this Agreement, without the consent of the other Parties. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Purchaser and the Seller Representative; provided, however, that the Company may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the Seller Representative and the Company will use their best efforts to advise the other Parties prior to making the disclosure).

     (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties hereto and their respective successors and permitted assigns.

     (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may sell, assign or otherwise transfer or have a third party secure a present or future interest in either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of all of the Purchaser, the Company and the Selling Parties.

     (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument effective as of the date first above-written.

     (g) Headings. The Section headings contained in this Agreement are inserted
for  convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

     (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


If to the Selling Parties:        R. Thomas Kidd
                                  1809 East Broadway #125
If to the Company                 Oviedo, Florida 32765



If to the Purchaser:              Mecanismo Corp  (Nevada)
                                  1050 Bristol Court
                                  Walnut Creek CA 94598

     Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties written or electronic notice in the manner herein above set forth.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

     (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Purchaser, the Company, the Selling Parties or the Seller Representative, acting on their behalf. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless written, and shall not constitute a waiver of any prior or subsequent default, misrepresentation, or breach of the same or any other warranty or covenant hereunder, or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l) Expenses. Each of the Parties and the Company will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state or local statute or law shall be deemed also to refer to all rules and regulations
promulgated  thereunder,   unless  the  context  requires  otherwise.  The  word
"including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (o) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state court sitting in Orange County, Florida or Federal court sitting in Orlando, Florida in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 17 (h) above.




                          (This is the end of the Page)

     IN WITNESS WHEREOF, each of the undersigned have duly executed this Agreement the date first above written.

Purchaser                                    Selling Parties:
Mecanismo Corp                               Domark International, Inc.


By:                                          By: /s/ R. Thomas Kidd
   --------------------------------             --------------------------------
Name:                                        Name:  R. Thomas Kidd
Title:                                       Title: Chief Executive Officer


                                                /s/ R. Thomas Kidd
                                                --------------------------------
                                                R. Thomas Kidd

                                   SCHEDULE A

                                                               Number of Company
     Selling Parties                   Address                   Shares Owned
     ---------------                   -------                   ------------

Domark International, Inc.     1809 East Broadway #125       100,000 Preferred
                               Oviedo, Florida 32765         Series A

R. Thomas  Kidd,               1809 East Broadway #125       9,973,397 common
representative                 Oviedo, Florida 32765         shares as common
of selling parties

                          SCHEDULE 1(b) Promissory Note

FOR VALUE RECEIVED, $100,000.00 (ONE HUNDRED THOUSAND US DOLLARS) the undersigned, Mecanismo Corp ("PAYEE") Hereby promises to pay to the order of Domark International, Inc (`DOMK") ("MAKER"), at Makers venue or at such other place or places as Maker may from time to time designate in writing, the principal sum of $100,000 . Together with interest on the principal balance upon maturity outstanding as hereinafter set forth.

A. Interest Rate. From the date of this Promissory Note (the "NOTE") until the occurrence of an event set forth in Section C below, the principal balance from time to time unpaid shall bear interest, and Maker promises to pay such interest, at a rate of 1% percent per annum upon maturity.

After the earliest of (i) the Maturity Date (as hereafter defined), whether by acceleration or otherwise, (ii) the occurrence of any default in the payment of any installment of interest on the date due and payable, or (iii) the occurrence of any other Event of Default (as hereafter defined), hereunder, the total unpaid indebtedness hereunder shall bear interest at a rate of one percent (1%) plus the rate of interest otherwise chargeable hereunder (the "DEFAULT RATE").

Interest shall be computed on the basis of a 360 day year and charged for the actual number of days elapsed. Interest accrued from the date of this Note shall be due and payable on the Maturity Date (as hereafter defined).

B. Maturity Date; Payment. Unless the Principle and outstanding interest is previously forgiven by vote of the Board of Directors of the Payee in the course of the Payee's business, the Maker shall repay the principal amount of this Note, and any interest accrued thereon then remaining unpaid, on the Maturity Date (as hereafter defined). Notwithstanding the foregoing, the entire principal balance of this Note then outstanding, plus any accrued and unpaid interest thereon shall be due and payable on the earliest of (a) October 20th 2009 (365 days hence) or (b) such earlier date on which said amount shall become due and payable on account of acceleration by Payee (the "MATURITY DATE"). Maker agrees that, on the Maturity Date, Maker will pay to Payee the entire principal balance of this Note then outstanding, together with all accrued and unpaid interest hereunder.

C. Default; Remedies. Any one of the following occurrences shall constitute an "EVENT OF DEFAULT" under this Note: (i) failure by the Maker to make any payment of principal or interest when the same becomes due and payable, said failure continuing for thirty (30) days or more; or (ii) if Maker shall fail to pay its debts, make an assignment for the benefit of its creditors, or shall commit an act of bankruptcy, or shall admit in writing its inability to pay its debts as they become due, or shall seek a composition, readjustment, arrangement, liquidation, dissolution or insolvency proceeding under any present or future statute or law, or shall file a petition under any chapter of federal Bankruptcy Code or any similar law, state or federal, now or hereafter existing, or shall become "insolvent" as that term is generally defined under the Federal Bankruptcy Code, or shall in any involuntary bankruptcy case commenced against it file an answer admitting insolvency or inability to pay its debts as they become due, or shall fail to obtain a dismissal of such case within sixty (60) days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or to be adjudged a bankruptcy or insolvent, or shall have a custodian, trustee or receiver appointed for, or have any court take jurisdiction of its property, or any part thereof, in any proceeding for the purpose of reorganization, arrangement, dissolution or liquidation, and such custodian, trustee, liquidator or receiver shall not be discharged, or such jurisdiction shall not be relinquished, vacated or stayed within sixty (60) days of the appointment.

Upon occurrence of an Event of Default hereunder, the entire outstanding principal balance and any unpaid interest then accrued under this Note, shall at the option of the Payee hereof and without demand or notice of any kind to the undersigned or any other person (including, but not limited to, any guarantor now or hereafter existing), immediately become and be due and payable in full. In such event, Payee shall have and may exercise any and all rights and remedies available at law or in equity.

D. Assignment. No assignment of this Note in whole or in part, or of any interest hereunder, shall be effective or binding upon the Maker until such transfer or assignment shall have been duly recorded on the books of the Maker to be maintained for such purpose, and any transfer or assignment hereof shall require surrender hereof to the Maker at its principal office accompanied by an appropriate instrument of transfer or assignment in form satisfactory to the Maker, provided that the Maker may not and cannot be compelled or required to act or effectuate any such assignment or transfer except after compliance by the Payee or holder hereof with securities laws or regulations deemed applicable by the Maker. Neither may this Note or any interest hereunder be pledged or hypothecated except upon compliance with the foregoing.

E. Waiver Amendment. Maker, for itself and for its successors, transferees and assigns hereby irrevocably (i) waives diligence, presentment and demand for payment, protest, notice, notice of protest and nonpayment, dishonor and notice of dishonor and all other demands or notices of any and every kind whatsoever, and (ii) agrees that this Note and any or all payments coming due hereunder may be extended from time to time in the sole discretion of Payee hereof without in any way affecting or diminishing Maker's liability hereunder.

No extension of the time for any payment due hereunder made by agreement with any person now or hereafter liable for payment of this Note shall operate to release, discharge, modify, change or affect the original liability under this Note, either in whole or in part. No delay in the exercise of any right or remedy hereunder by Payee shall be deemed to be a waiver of such right or remedy, nor shall the exercise of any right or remedy hereunder by Payee be deemed an election of remedies or a waiver of any other right or remedy. Without limiting the generality of the foregoing, the failure of the Payee promptly after the occurrence of any default hereunder to exercise its right to declare the indebtedness remaining unmatured hereunder to be immediately due and payable shall not constitute a waiver of such right while such default continues nor a waiver of such right in connection with any future default.

G. Governing Law and Jurisdiction. This Note has been executed and shall be governed by and construed in accordance with the internal laws of the State of Florida.

IN WITNESS WHEREOF, Maker & Payee have caused this Note to be executed and delivered as of the date and year first above written.



---------------------------------
PAYEE
Mecanismo Corp


By:
   ------------------------------
   MAKER